Exhibit 3.2

040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Greenkraft, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: VCorp. Services LLC (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 200,000,000 Par value per share: $ 0.001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) George Gemayel (Name) 2530 S. Birch Street (Street Address) Santa Ana (City) CA (State) 92797 (Zip Code) 2) (Name) Street Address City State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any lawful act under Nevada law
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Greg Carney (Name) X [signature] Incorporator Signature 1299 Ocean Avenue, Suite 450 (Address) Santa Monica (City) CA (State) 90401 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 3-10-11

ARTICLES OF INCORPORATION

ATTACHMENT TO
ARTICLES OF INCORPORATION
OF
GREENKRAFT, INC.

3.   The aggregate number of shares of all classes of capital stock which the corporation shall have authority to issue is Two Hundred Million (200,000,000), consisting of (i) One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) One Hundred Million (100,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock, to determine the designation of any such series and to determine or alter the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

4.   The governing board of this corporation shall be known as directors. The initial authorized number of directors shall be one (1). The number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

The name and post office box or street address of the first board of directors is as follows:

George Gemayel
2530 S. Birch Street
Santa Ana, CA 92797

8.   The corporation shall have perpetual existence.

9.   Cumulative voting shall not be permitted by the corporation.

10.             In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized as follows:

  (i)            Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

  (ii)           To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

  (iii)          By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name and names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

  (iv)          When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interest of the corporation.

11.             Meetings of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

12.             The personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer shall be eliminated to the fullest extent permissible under Nevada law except for the following: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes.

If the Nevada Revised Statutes are hereinafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, so as amended.

Any repeal or modification of the foregoing provisions of Article 9 by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing prior to the date when such repeal or modification becomes effective.

13.             This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

14.             At such time, if any, as the corporation becomes a "resident domestic corporation," as that term is defined in Section 78.427 of the Nevada Revised Statutes, the corporation shall not be subject to, or governed by, any of the provisions in Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, as may be amended from time to time, or any successor statute.

15.             At such time, if any, as the corporation becomes an "issuing corporation," as that term is defined in Section 78.3788 of the Nevada Revised Statutes, this corporation shall not be subject to, or governed by any of the provisions in Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, as may be amended from time to time.

16.             The corporation may, by resolution or resolutions adopted by the board of directors and without obtaining approval of the stockholders of the corporation, increase or decrease the number of issued and outstanding shares of a class or series of its authorized capital stock held by each stockholder of record of such class or series without correspondingly increasing or decreasing the number of authorized shares of such class or series. The resolution may, but is not required to, also provide for an increase or decrease of the number of authorized shares of such class or series in either a corresponding or disproportionate ratio to the increase or decrease in the number of issued and outstanding shares of such class or series. The resolution may also provide for a change of the par value, if any, of the same class or series of the shares increased or decreased. An increase or decrease of the number of issued and outstanding shares of a class or series of authorized capital stock does not have to be approved by either (a) the vote of stockholders holding a majority of the voting power of the affected class or series, or (b) the vote of the holders of shares representing a majority of the voting power of any class or series whose preference or rights are adversely affected by the increase or decrease.